Exhibit 99.1

Contact:	Ed Moise, Investor Relations
(337) 310-3500

US UNWIRED REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2004 RESULTS

LAKE CHARLES, LA (February 10, 2005)—US Unwired Inc. (OTCBB:UNWR), a Sprint (NYSE:FON) Network Partner, today reported consolidated revenues of $152.6 million for the three-month period ended December 31, 2004. US Unwired posted a consolidated Net Loss of $29.3 million and consolidated Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $16.8 million for fourth quarter of 2004. For the year, US Unwired posted a consolidated Net Loss of $130.2 million on $594.8 million of consolidated revenue and generated $99.2 million of consolidated Adjusted EBITDA.

On January 4, 2005, IWO Holdings, Inc. (“IWO”) and each of its subsidiaries filed a “pre-packaged” plan of reorganization with the United States Bankruptcy Court for the District of Delaware which would eliminate US Unwired’s ownership of IWO and IWO’s $355 million of debt on US Unwired’s consolidated financial statements. The Court confirmed the plan yesterday. The following financial presentation excludes the results, assets and liabilities of IWO; the tables at the end of this release, however, present US Unwired’s results both including and excluding the operations of IWO.

US UNWIRED OPERATIONS EXCLUDING IWO HOLDINGS

HIGHLIGHTS:

($000)

	3 months ended 12/31		12 months ended 12/31			3 months ended 12/31		12 months ended 12/31
	2004	2003	2004	2003		2004	2003	2004	2003
Total Revenues	$107,936	$96,130	$417,554	$372,868	Ending Subscribers	469,531	401,541	469,531	401,541
Net Loss*	(29,301)	(33,186)	(130,226)	(156,985)	Net Sub. Additions	20,076	16,714	70,982	44,070
Adjusted EBITDA**	16,327	16,684	78,393	47,802	Churn	3.3%	3.5%	3.2%	3.6%
Capital Expenditures	7,021	2,133	23,646	17,268	ARPU (with roaming)	$73.34	$75.67	$74.40	$76.06

*	Net Loss includes IWO Holdings on an equity basis.
**	See attached table.

For the fourth quarter of 2004, US Unwired excluding the operations of IWO Holdings, (“the Company”) reported a Net Loss of $29.3 million and Adjusted EBITDA of $16.3 million on revenues of $107.9 million. For the full year of 2004, the Company’s Net Loss was $130.2 million, while Adjusted EBITDA and revenues were $78.4 million and $417.6 million, respectively.

“Our Company finished the year with an exceptionally strong quarter, particularly in sales, where we tripled last quarter’s net subscriber additions. The 20,076 net new customers added during the quarter capped a strong year during which we increased our subscriber base by 17%. This feat is even more impressive given that our cost per gross subscriber addition was only $333 for the fourth quarter and even less for the full year. Additionally, our CDMA network continues to show its superiority in design as our dropped and blocked calls fell to an all-time low of 1.3% and 1.4%, respectively, during the final period of the year” said Robert Piper, US Unwired’s President and Chief Executive Officer.

For the fourth quarter of 2004, monthly average minutes of use per subscriber were 1,011 with roaming and 780 without roaming, while total system minutes of use were approximately 1.5 billion, including 464 million roaming minutes. For the full year, monthly average minutes of use per subscriber were 982 with roaming and 742 without roaming, and total system minutes of use were approximately 5.7 billion, including 1.8 billion roaming minutes.

In the fourth quarter, US Unwired redeemed $41.1 million aggregate face amount of its 13 3/8% Senior Subordinated Discount Notes due 2009. The redemption finalized a series of transactions competed throughout 2004 that collectively eliminated approximately $22 million of interest expense annually. At December 31, 2004, the Company had cash of approximately $80.4 million.

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US Unwired Reports Fourth Quarter Results

February 10, 2005

Certain Lease Issues

Like many other publicly traded companies, US Unwired is reviewing its accounting practices with respect to lease accounting. Historically, when accounting for operating leases with escalation provisions, the Company has recorded lease expense at the current rate specified in the lease. The Company has re-evaluated its position and has determined that its operating leases should be recognized on a straight line-basis over the term of the lease. The Company is currently determining the financial effect of straight-lining its operating leases, and, if material, will adjust prior period financial statements. For the year ended December 31, 2004, the Company estimates the impact to US Unwired on a consolidated basis to be a decrease of $0.7 million in cost of service and net loss and to US Unwired excluding the operations of IWO Holdings, to be a decrease of $1.2 million in cost of service and net loss.

The review is being undertaken in consultation with the company’s audit committee of the board of directors and its independent public accounting firm, Ernst & Young LLP. As the adjustment relates solely to accounting treatment, it does not affect US Unwired’s historical or future cash flows or the timing of payments under the related leases. The review is not attributable to any material non-compliance by the company with any financial reporting requirement under the federal securities laws.

US Unwired will hold a conference call to discuss this press release at 10:00 a.m. Eastern Time on February 11, 2005. An online replay will be available approximately one hour following the conclusion of the live broadcast and will continue through February 25, 2005. Links to these events can be found at the Company’s web site at http://www.usunwired.com. If Internet access is unavailable, investors and other interested parties may listen to the teleconference by calling 888-694-4641. The teleconference will be available for replay until February 18, 2005, by calling 973-341-3080, and entering 5610577 when prompted for the pin number.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in four PCS affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired and Georgia PCS, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 48 markets, currently serving approximately 470,000 PCS customers. US Unwired’s PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. For more information on US Unwired, visit the company’s web site at http://www.usunwired.com. US Unwired is traded on the OTC Bulletin Board under the symbol “UNWR”.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint wireless pricing plans, products and services; the ability of Sprint to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the potential need for additional capital; future losses; the significant level of indebtedness of US Unwired; and volatility of US Unwired’s stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from

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US Unwired Reports Fourth Quarter Results

February 10, 2005

those contained in this press release, please refer to Items 1, 7 and 7A of US Unwired’s Form 10-K for the year ended December 31, 2003, and Items 2 and 5 (“Risk Factors”) of US Unwired’s Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission.

US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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US Unwired Reports Fourth Quarter Results

February 10, 2005

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Revenue:
Subscriber	$110,676	$95,251	$429,648	$381,558
Roaming	35,324	35,745	135,300	128,553
Merchandise sales	6,156	6,516	28,081	23,224
Other revenue	408	524	1,809	2,416

Total revenue	152,564	138,036	594,838	535,751
Operating expense:
Cost of service	82,087	73,744	310,725	306,223
Merchandise cost of sales	14,818	16,777	56,696	46,367
General and administrative	11,602	4,649	35,667	31,378
Sales and marketing	27,158	24,252	92,142	90,211
Non-cash stock compensation	104	221	375	2,404
Depreciation and amortization	22,835	30,122	95,192	119,188
IWO asset abandonment charge	—	(324)	—	12,079

Total operating expense	158,604	149,441	590,797	607,850

Operating income (loss)	(6,040)	(11,405)	4,041	(72,099)
Other income (expense):
Interest expense	(18,957)	(25,161)	(86,901)	(90,815)
Gain (loss) on sale of assets	(1,117)	34	(1,841)	12
Loss on extinguishment of debt	(3,365)	—	(62,342)	—

Total other expense	(23,439)	(25,127)	(151,084)	(90,803)

Loss from continuing operations before income taxes and equity in losses of unconsolidated affiliates	(29,479)	(36,532)	(147,043)	(162,902)
Income tax benefit	—	(531)	—	(531)

Loss from continuing operations before equity in losses of unconsolidated affiliates	(29,479)	(36,001)	(147,043)	(162,371)
Equity in income (losses) of unconsolidated affiliates	(9)	2,720	215	2,911

Loss from continuing operations	(29,488)	(33,281)	(146,828)	(159,460)
Discontinued operations:
Gain on disposal of discontinued operations	187	—	16,318	—
Income from discontinued operations	—	126	284	2,506

	187	126	16,602	2,506

Net loss	$(29,301)	$(33,155)	$(130,226)	$(156,954)

Basic and diluted loss per share
Continuing operations	$(0.18)	$(0.26)	$(0.98)	$(1.24)
Discontinued operations	—	—	0.11	0.02

	$(0.18)	$(0.26)	$(0.87)	$(1.22)

Weighted average outstanding common shares	163,555	128,832	149,398	128,832

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US Unwired Reports Fourth Quarter Results

February 10, 2005

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31,
	2004	2003
Assets:
Current assets:
Cash and cash equivalents	$114,253	$97,193
Restricted cash	80	19,358
Subscriber receivables, net	36,730	28,687
Other receivables	1,582	2,625
Inventory	5,069	5,615
Prepaid expenses and other assets	14,963	14,833
Receivables from related parties	—	647
Receivables from officers	156	85
Current assets related to discontinued operations	—	1,049

Total current assets	172,833	170,092

Property and equipment, net	357,491	411,518
Goodwill	46,705	46,705
Intangibles, net	30,424	40,785
Notes receivable from unconsolidated affiliates	—	1,887
Other assets	32,992	42,571
Non-current assets related to discontinued operations	—	4,770

Total assets	$640,445	$718,328

Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$67,263	$41,377
Accrued expenses	85,276	77,137
Current maturities of long term debt, including IWO debt in default	355,765	362,842
Current liabilities related to discontinued operations	—	49

Total current liabilities	508,304	481,405

Long term debt, net of current maturities	364,351	434,745
Deferred gain	28,111	30,729
Investments in and advances to unconsolidated affiliates	2,467	1,216

Stockholders’ deficit:
Common stock	1,637	1,288
Additional paid in capital	751,576	654,899
Retained deficit	(1,015,991)	(885,765)
Treasury stock	(10)	(10)
Promissory note	—	(179)

Total stockholders’ deficit	(262,788)	(229,767)

Total liabilities and stockholders’ deficit	$640,445	$718,328

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US Unwired Reports Fourth Quarter Results

February 10, 2005

US UNWIRED INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Years Ended December 31,
	2004	2003
Cash flows from operating activities:
Net cash provided by operating activities	$63,345	$60,641

Cash flows from investing activities:
Proceeds from sale of assets	43,344	350
Investments in unconsolidated affiliates	(1,298)	—
Distribution from unconsolidated affiliates	2,451	250
Payments for the purchase of equipment	(35,529)	(30,486)
Release of restricted cash	19,279	21,859

Net cash provided by (used in) investing activities	28,247	(8,027)

Cash flows from financing activities:
Proceeds from long-term debt	360,232	—
Proceeds from exercised options	438	—
Principal payments of long-term debt	(422,634)	(14,718)
Debt issuance costs	(12,568)	(2,688)

Net cash used in financing activities	(74,532)	(17,406)

Net increase in cash and cash equivalents	17,060	35,208

Cash and cash equivalents at beginning of period	97,193	61,985

Cash and cash equivalents at end of period	$114,253	$97,193

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US Unwired Reports Fourth Quarter Results

February 10, 2005

US UNWIRED AND SUBSIDIARIES

SELECTED OPERATING METRICS

	3 Month Periods Ended 12/31		Years Ended 12/31
	2004	2003	2004	2003
Subscribers
Gross Additions	99,867	88,107	364,116	316,100
Net Additions	26,729	22,089	93,382	59,246
Total Subscribers	706,942	617,813	706,942	617,813
Resale Subscribers	189,930	88,219	189,930	88,219
Churn	3.2%	3.4%	3.1%	3.4%

Average Revenue Per User, Monthly
Including Roaming	$70.17	$71.96	$71.30	$72.27
Without Roaming	53.19	52.33	54.23	54.06

Cost Per Gross Addition	359	391	332	358

Average Monthly Minutes of Use Per Subscriber
Home	717	590	680	568
Roaming	210	192	218	179

System Minutes of Use (Millions)
Subscriber	1,492	1,074	5,385	4,012
Roaming	641	512	2,492	1,771

Licensed POPs (Millions)	17.6	17.6	17.6	17.6
Covered POPs (Millions)	12.9	12.8	12.9	12.8
Cell Sites	1,945	1,878	1,945	1,878

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US Unwired Reports Fourth Quarter Results

February 10, 2005

CONDENSED STATEMENTS OF OPERATIONS OF US UNWIRED,

EXCLUDING THE OPERATIONS OF IWO

(In thousands, except per share data)

(Unaudited)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Revenue:
Subscriber	$75,202	$63,308	$289,778	$252,830
Roaming	25,896	25,947	97,738	93,541
Merchandise sales	4,057	4,448	19,208	16,177
Other revenue	2,781	2,427	10,830	10,320

Total revenue	107,936	96,130	417,554	372,868
Operating expense:
Cost of service	57,499	49,500	214,327	205,427
Merchandise cost of sales	9,894	11,575	38,665	33,006
General and administrative	6,556	3,209	25,356	25,628
Sales and marketing	17,556	14,941	60,438	58,601
Non-cash stock compensation	104	221	375	2,404
Depreciation and amortization	15,477	16,238	59,976	64,553

Total operating expense	107,086	95,684	399,137	389,619

Operating income (loss)	850	446	18,417	(16,751)
Other income (expense):
Interest expense	(8,408)	(13,640)	(47,674)	(50,634)
Gain (loss) on sale of assets	(1,117)	3	(1,757)	12
Loss on extinguishment of debt	(3,365)	—	(62,342)	—

Total other expense	(12,890)	(13,637)	(111,773)	(50,622)

Loss from continuing operations before income taxes and equity in losses of unconsolidated affiliates	(12,040)	(13,191)	(93,356)	(67,373)
Income tax benefit	—	(531)	—	(531)

Loss from continuing operations before equity in losses of unconsolidated affiliates	(12,040)	(12,660)	(93,356)	(66,842)
Equity in losses of unconsolidated affiliates, including IWO	(17,448)	(20,652)	(53,472)	(92,649)

Loss from continuing operations	(29,488)	(33,312)	(146,828)	(159,491)
Discontinued operations:
Gain on disposal of discontinued operations	187	—	16,318	—
Income from discontinued operations	—	126	284	2,506

	187	126	16,602	2,506

Net loss	$(29,301)	$(33,186)	$(130,226)	$(156,985)

Basic and diluted loss per share
Continuing operations	$(0.18)	$(0.26)	$(0.98)	$(1.24)
Discontinued operations	—	—	0.11	0.02

	$(0.18)	$(0.26)	$(0.87)	$(1.22)

Weighted average outstanding common shares	163,555	128,832	149,398	128,832

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US Unwired Reports Fourth Quarter Results

February 10, 2005

CONDENSED BALANCE SHEETS OF US UNWIRED,

EXCLUDING THE OPERATIONS OF IWO

(Unaudited)

	As of December 31,
	2004	2003
Assets:
Current assets:
Cash and cash equivalents	$80,413	$64,856
Subscriber receivables, net	25,349	18,749
Other receivables	1,437	2,477
Inventory	3,683	3,996
Prepaid expenses and other assets	8,049	9,114
Receivables from related parties	471	686
Receivables from officers	156	85
Current assets related to discontinued operations	—	1,049

Total current assets	119,558	101,012

Property and equipment, net	206,170	245,615
Goodwill	46,705	46,705
Intangible assets, net	13,093	15,143
Notes receivable from unconsolidated affiliates	—	1,887
Other assets	19,349	26,031
Non-current assets related to discontinued operations	—	4,770

Total assets	$404,875	$441,163

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$43,648	$24,298
Accrued expenses	44,942	38,886
Current maturities of long term debt	490	11,145
Current liabilities related to discontinued operations	—	49

Total current liabilities	89,080	74,378

Long term debt, net of current maturities	364,351	434,745
Deferred gain	27,502	29,836
Investments in and advances to unconsolidated affiliates, including IWO	186,955	132,016

Stockholders’ deficit:
Common stock	1,637	1,288
Additional paid in capital	751,382	654,705
Retained deficit	(1,016,022)	(885,795)
Treasury stock	(10)	(10)

Total stockholders’ deficit	(263,013)	(229,812)

Total liabilities and stockholders’ deficit	$404,875	$441,163

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US Unwired Reports Fourth Quarter Results

February 10, 2005

CONDENSED STATEMENTS OF CASH FLOW OF US UNWIRED,

EXCLUDING THE OPERATIONS OF IWO

(Unaudited)

	Years Ended December 31,
	2004	2003
Cash flows from operating activities:
Net cash provided by operating activities	$71,213	$71,953

Cash flows from investing activities:
Proceeds from sale of assets	43,185	350
Investments in unconsolidated affiliates	(1,298)	—
Distribution from unconsolidated affiliates	2,451	250
Payments for the purchase of equipment	(23,646)	(17,268)

Net cash provided by (used in) investing activities	20,692	(16,668)

Cash flows from financing activities:
Proceeds from long-term debt	358,416	—
Proceeds from exercised options	438	—
Principal payments of long-term debt	(422,634)	(14,718)
Debt issuance costs	(12,568)	(2,688)

Net cash used in financing activities	(76,348)	(17,406)

Net increase in cash and cash equivalents	15,557	37,879

Cash and cash equivalents at beginning of period	64,856	26,977

Cash and cash equivalents at end of period	$80,413	$64,856

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US Unwired Reports Fourth Quarter Results

February 10, 2005

US UNWIRED, EXCLUDING THE OPERATIONS OF IWO

SELECTED OPERATING METRICS

	3 Month Period Ended 12/31		Year Ended 12/31
	2004	2003	2004	2003
Subscribers
Gross Additions	70,013	60,740	255,576	219,317
Net Additions	20,076	16,714	70,982	44,070
Total Subscribers	469,531	401,541	469,531	401,541
Resale Subscribers	98,795	42,968	98,795	42,968
Churn	3.3%	3.5%	3.2%	3.6%

Average Revenue Per User, Monthly
Including Roaming	$73.34	$75.67	$74.40	$76.06
Without Roaming	54.55	53.67	55.64	55.52

Cost Per Gross Addition	333	357	311	338

Average Monthly Minutes of Use Per Subscriber
Home	780	644	742	620
Roaming	230	210	241	196

System Minutes of Use (Millions)
Subscriber	1,076	760	3,863	2,822
Roaming	464	366	1,789	1,276

Licensed POPs (Millions)	11.3	11.3	11.3	11.3
Covered POPs (Millions)	8.1	8.1	8.1	8.1
Cell Sites	1,224	1,197	1,224	1,197

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US Unwired Reports Fourth Quarter Results

February 10, 2005

Definition of Performance Measurements and Metrics (Non-GAAP Terms)

The wireless telecommunications industry uses terms such as subscriber additions, average revenue per user, churn and cost per gross addition as performance measurements or metrics. None of these terms are measures of financial performance under accounting principles generally accepted in the United States (“GAAP”). When we use these terms, they may not be comparable to similar terms used by other wireless telecommunications companies.

Subscribers. We refer to our customers as “subscribers”. Gross additions refer to the total number of new subscribers added during the period. Net additions refer to the total number of new subscriber additions during the period reduced by any subscribers that have cancelled or terminated their service with us during this same period.

Reseller Subscribers. We participate in a reseller program in our service area through Sprint PCS as part of the partnership between Sprint PCS and Virgin Mobile USA, LLC (“Virgin”). The agreement allows Virgin to sell prepaid wireless services and pay us for use of our network on a per minute basis.

Churn. Churn is the monthly rate of customer turnover expressed as a percentage of our overall average customers for the reporting period. Customer turnover includes both customers that elected voluntarily to not continue using our service and customers that were involuntarily terminated from using our service because of non-payment. Churn is calculated by dividing the sum of (i) the number of customers that discontinue service; (ii) less those customers discontinuing their service within 30 days of their original activation date; and, (iii) adding back those customers that reactivate their service, by our overall average customers for the reporting period; and dividing the result by the number of months in the period.

Average Revenue per User. Average revenue per user (“ARPU”) is the average monthly service revenue per subscriber and is calculated by dividing total subscriber revenue for the period by the average number of subscribers during the period. We present ARPU excluding and including roaming revenue.

Cost per Gross Addition. Cost per gross addition (“CPGA”) summarizes the average cost to acquire new customers during the reporting period. CPGA is computed by adding sales and marketing expenses and merchandise cost of sales and reducing the amount by the revenue from merchandise sales. The net amount is divided by the number of total new subscriber gross additions for the period.

Average Monthly Minutes of Use per Subscriber. We calculate average monthly minutes of use (“MOUs) per subscriber to provide us with an indication of the effectiveness of our basic service plans. We calculate average monthly MOUs per subscriber by dividing total subscriber minutes with and without roaming by the average number of our subscribers. System Minutes of Use

System Minutes of Use. System Minutes of Use (“MOUs”) provide an indication of total network (“system”) usage. We track and evaluate system usage for our subscribers as well as other Sprint PCS, Sprint PCS affiliates and non-Sprint PCS subscribers using our system in order to assess network capacity.

Licensed/Covered POPs. Licensed POPs means the number of residents in our service area. “Covered POPs” is the number of residents in our service area that have service available as a result of our network build out. The number of people in our service area does not represent the number of Sprint PCS subscribers that we expect to have in our service area.

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US Unwired Reports Fourth Quarter Results

February 10, 2005

EBITDA is an acronym for Earnings before Interest, Taxes, Depreciation and Amortization, although other items in addition to these are sometimes excluded to calculate Adjusted EBITDA. Although EBITDA is not a calculation in accordance with accounting principles generally accepted in the United States (GAAP), we believe that EBITDA is widely used as a measure of operating performance in our industry. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP. In addition, since all companies do not calculate EBITDA in the same manner, this measure may not be comparable to similarly titled measures reported by other companies. We believe the nearest comparable GAAP measure to EBITDA is our Net Loss, and we have presented below a reconciliation of the two measures.

US UNWIRED INC. AND SUBSIDIARIES

(In thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Adjusted EBITDA	$16,795	$18,717	$99,233	$47,089
Depreciation and amortization	(22,835)	(30,122)	(95,192)	(119,188)
Other income (expense)	(23,439)	(25,127)	(151,084)	(90,803)
Income tax benefit	—	531	—	531
Equity in income (losses) of unconsolidated affiliates	(9)	2,720	215	2,911
Income from discontinued operations, net	187	126	16,602	2,506

Net loss	$(29,301)	$(33,155)	$(130,226)	$(156,954)

US UNWIRED, EXCLUDING THE OPERATIONS OF IWO

(In thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Adjusted EBITDA	$16,327	$16,684	$78,393	$47,802
Depreciation and amortization	(15,477)	(16,238)	(59,976)	(64,553)
Other income (expense), net	(12,890)	(13,637)	(111,773)	(50,622)
Income tax benefit	—	531	—	531
Equity in income (losses) of unconsolidated affiliates, including IWO	(17,448)	(20,652)	(53,472)	(92,649)
Income from discontinued operations, net	187	126	16,602	2,506

Net loss	$(29,301)	$(33,186)	$(130,226)	$(156,985)

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